EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-95205, No. 333-120432, and No. 333-120433 on Form S-8 of our report dated March 3, 2015, relating to the consolidated financial statements and financial statement schedule of Crexendo, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Crexendo Inc. and subsidiaries for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP

Salt Lake City, Utah
March 3, 2015